_________________________________________________________________

SECOND AMENDMENT

TO THE

LOAN AND SECURITY AGREEMENT

BETWEEN

CASTLE BRANDS INC.,
CASTLE BRANDS (USA) CORP.

AND

KELTIC FINANCIAL PARTNERS II, LP

DATED AS OF AUGUST 19, 2011

Effective Date: March 11, 2013

SECOND AMENDMENT LOAN AND SECURITY AGREEMENT

RECITALS:

CASTLE BRANDS INC., a corporation organized under the laws of the State of Florida (“CBI”) and CASTLE BRANDS (USA) CORP. a corporation organized under the laws of the State of Delaware (“CBUSA”) (individually and collectively, “Borrower”) and KELTIC FINANCIAL PARTNERS II, LP, a Delaware limited partnership (“Lender”), are parties to a Loan and Security Agreement dated as of August 19, 2011, as amended by a First Amendment dated as of July 23, 2012 (together, the “Credit Agreement”), in connection with which Borrower delivered an Amended and Restated Revolving Credit Note dated July 23, 2012 in a maximum principal amount of $7,000,000 (the “Revolving Credit Note”), and other agreements, documents and instruments in connection therewith (all of the foregoing, as the same may be amended, restated, or otherwise modified from time to time to be collectively referred to as the “Loan Documents”).

Pursuant to the terms of the Loan Documents, Lender has extended a “Revolving Credit” to Borrower in a maximum principal amount of $7,000,000. Borrower has requested that Lender increase the principal amount of the Revolving Credit by $1,000,000, with a resulting maximum principal amount of $8,000,000, and provide a Term Loan in the amount of $2,500,000 in connection with the acquisition of specified inventory by Borrower. Upon the terms and conditions contained in this Amendment Lender has agreed to consent to amend the Credit Agreement as provided below.

AGREEMENT:

1. Defined Terms. Unless otherwise defined in the Recitals or in the body of this Amendment, all capitalized terms shall have the meanings ascribed to such terms in the Loan Documents.

2. Recitals. The Recitals in Credit Agreement are hereby amended by adding the phrase “and a term loan” immediately following the phrase “revolving credit facility” contained therein.

3. Revolving Credit; Revolving Credit Note. The Section 2.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“2.1. Revolving Credit; Revolving Credit Note. Subject to the terms and conditions of this Agreement and as long as no Default or Event of Default then exists, on Borrower’s request prior to the Revolving Credit Termination Date Lender shall lend to Borrower under a revolving credit facility (the “Revolving Credit”) a principal sum (the “Borrowing Capacity”) equal to the lesser of (a) EIGHT MILLION AND 00/100 DOLLARS ($8,000,000.00) (the “Revolving Credit Limit”), or (b) the Borrowing Base. The maximum principal amount of any Advance shall not exceed an amount equal to the amount of the Borrowing Capacity less the aggregate amount of all Obligations relating to the Revolving Credit then outstanding. Within the limits of the Borrowing Capacity, and subject to terms and conditions of this Agreement, Borrower may borrow, repay and reborrow the principal amount of the Revolving Credit. Borrower’s obligation to pay the principal of, and interest on, Advances made to Borrower and the Revolving Credit shall be evidenced by an Authenticated promissory note in the form of Exhibit E (the “Revolving Credit Note”).

4. Exhibit E; Form of Revolving Credit Note. Exhibit E to the Credit Agreement shall be deleted in its entirety are replaced with Exhibit E attached hereto.

5. Term Loan. A new Section 2.1.A is hereby added to the Credit Agreement to read as follows:

“2.1.A. Term Loan. Subject to the terms and conditions of this Agreement Lender shall extend to Borrower a term loan in an original principal amount equal to TWO MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($2,500,000.00) (the “Term Loan”). The Term Loan shall be subject to the terms and conditions of this Agreement and shall be subject to such additional terms and conditions contained in an Authenticated promissory note in form and content acceptable to Lender delivered by Borrower to Lender evidencing Borrower’s obligation to pay the principal of, and interest on, the Term Loan (the “Term Note”). Prior to the Maturity Date of the Term Loan Borrower may prepay the outstanding principal amount of the Term Loan, in whole or in part. Each prepayment of the principal amount of the Term Loan shall be in a minimum aggregate principal amount of Ten Thousand and 00/100 Dollars ($10,000.00) or in a larger multiple of Five Thousand and 00/100 Dollars ($5,000.00). Each prepayment of principal of the Term Loan shall also be subject to the requirements of Section 3.7.”

6. Crediting of Funds. Subparagraphs (a) through (d) of Section 2.7 of the Credit Agreement are hereby deleted in their entirety and replaced with the following:

“(a) to unpaid fees and expenses;

(b) to unpaid interest;

(c) if then due and payable, to the outstanding and unpaid principal balance of the Term Loan;

(d) the outstanding principal balance of the Revolving Credit; and

(e) to all other Obligations in such order as Lender shall elect.”

7. Payment on Termination Date. Section 2.9 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“2.9. Payment on Termination Date; Termination of Advances. On the Termination Date of a Loan Borrower shall pay to Lender in cash the entire outstanding principal balance of such Loan, plus all accrued and unpaid interest thereon, plus all fees, costs, expenses and other amounts payable to Lender under this Agreement and the other Loan Documents, plus all other Obligations payable in connection with such Loan pursuant to the terms of this Agreement and the other Loan Documents. Lender shall not be obligated to make or continue to extend any Advance to Borrower under the Revolving Credit after the Revolving Credit Termination Date.”

8. Term Loan Interest. A new paragraph is hereby added to Section 3.1 of the Credit Agreement immediately following paragraph (b) thereof and prior to the current final paragraph thereof to read as follows:

“Borrower shall pay to Lender interest on the outstanding principal amount of the Term Loan at such rates and at such times as provided in the Term Note until all Obligations with respect to the Term Loan have been finally and indefeasibly paid to Lender in cash and performed in full.”

9. Facility Fee. Section 3.2 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“3.2. Facility Fee. Borrower shall pay to Lender a fee (the “Facility Fee”) (a) annually with respect to the Revolving Credit, that shall be earned in full on March 8, 2013 and on January 1 of each subsequent calendar year in an amount equal to one percent (1.0%) (the “Facility Fee Percentage”) of the maximum principal amount of the Revolving Credit until all Obligations with respect to the Revolving Credit are finally and indefeasibly paid in cash to Lender and performed in full, plus (b) monthly with respect to the Term Loan, that shall be earned on the first day of each calendar month an amount equal to Two Thousand and 00/100 Dollars ($2,000.00) until all Obligations with respect to the Term Loan are finally and indefeasibly paid in cash to Lender and performed in full. In the absence of the occurrence and continuation of an Event of Default, the Facility Fee with respect to the Revolving Credit shall be paid in twelve (12) equal monthly installments, in arrears, on the first day of each calendar month. Upon the occurrence of any Event of Default and written notice by Lender, Borrower shall immediately pay to Lender the portion of the Facility Fee with respect to the Revolving Credit remaining unpaid for the then-current Contract Year. The Facility Fee shall be appropriately adjusted during any Contract Year in which the maximum principal amount of any Loan is increased.”

10. Liquidated Damages. Section 3.7 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“3.7. Liquidated Damages. Subject to the terms and conditions of this Agreement, Borrower shall have the right (a) prior to December 31, 2016 to prepay the outstanding principal amount of the Term Loan in whole or in part, or (b) prior to December 31, 2016 to prepay in full the entire outstanding principal balances of the Revolving Credit and the Term Loan, all accrued and unpaid interest thereon, all fees, costs, expenses and other amounts payable to Lender in connection with the Revolving Credit and the Term Loan, and all other Obligations payable to Lender under this Agreement and the other Loan Documents. Borrower’s election to prepay the Term Loan in whole or in part, or election to prepay the Obligations relating to the Revolving Credit and the Term Loan in full shall be delivered to Lender in writing (a “Principal Reduction Notice”) at least sixty (60) calendar days’ prior to the date of such prepayment. A Principal Reduction Notice shall be irrevocable when delivered to Lender, and if all Obligations relating to the Revolving Credit are finally and indefeasibly paid to Lender in connection with such Principal Reduction Notice, the Revolving Credit and the Term Loan shall be terminated and all obligations of Lender to extend credit to Borrower under the Revolving Credit shall terminate.

If (w) prior to December 31, 2016 Borrower prepays the principal amount of the Term Loan in whole or in part pursuant to the foregoing paragraph, or (x) prior to December 31, 2016 Borrower prepays in full the entire outstanding principal balances of the Revolving Credit and the Term Loan, all accrued and unpaid interest thereon, all fees, costs, expenses and other amounts payable to Lender in connection with the Revolving Credit and the Term Loan, and all other Obligations payable to Lender under this Agreement and the other Loan Documents pursuant to the foregoing paragraph, or (y) pursuant to the terms of this Agreement or any other Loan Document, and prior to December 31, 2016, either (I) Lender demands repayment of the outstanding Obligations in whole or in part, or (II) repayment of the outstanding Obligations are otherwise accelerated in whole or in part, then (z) at the time of such repayment, prepayment, demand or acceleration Borrower shall pay liquidated damages to Lender in an amount equal to:

(i) (A) if prepayment, repayment, demand or acceleration of the Revolving Credit, the Revolving Credit Limit, and/or (B) if prepayment, repayment, demand or acceleration of the Term Loan in whole or in part, the outstanding principal amount of the Term Loan being prepaid, multiplied by

(ii) (A) five percent (5.00%) if such prepayment, repayment, demand or acceleration occurs prior to January 1, 2014, (B) two percent (2.00%) if such prepayment, repayment, demand or acceleration occurs on or after January 1, 2014 but prior to January 1, 2015, and (C) one percent (1.00%) if such prepayment, repayment, demand or acceleration occurs on or after January 1, 2015 but prior to December 31, 2016.”

Borrower acknowledges and agrees that (I) it would be difficult or impractical to calculate Lender’s actual damages from early termination of the Revolving Credit and the Term Loan and Lender’s compensation from Loans hereunder following such early termination, (II) the liquidated damages provided above are intended to be fair and reasonable approximations of such damages, and (III) the liquidated damages are not intended to be penalties.”

11. Definitions. The Definitions Schedule is hereby amended as follows:

(a)	Borrowing Base. Clause (ii) of paragraph (b) of the definition of “Borrowing Base” contained in the Definition Schedule is hereby deleted in its entirety and replaced with “(ii) Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00);”.

(b)	Default Rate. The definition of “Default Rate” contained in the Definition Schedule is hereby deleted in its entirety and replaced with the following:

‘“Default Rate” means, with respect to a Loan, an annualized rate of interest that is equal to three and one quarter percent (3.25%) more than the rate of interest applicable to such Loan.’

(c)	Maturity Date. A new definition is hereby added to the Definition Schedule to read as follows:

‘“Maturity Date” means with respect to the Term Loan the earliest to occur of (a) the maturity date of the Term Loan as provided in the Term Note, (b) the date Lender terminates the Term Loan pursuant to Section 9.2(a), (c) the date on which repayment of the Term Loan, or any portion thereof, becomes immediately due and payable pursuant to Section 9.2(b), and (d) the Revolving Credit Termination Date.’

(d)	Revolving Credit Termination Date. The definition of “Revolving Credit Termination Date” is hereby deleted in its entirety and replaced with the following:

‘“Revolving Credit Termination Date” means the earliest to occur of (a) December 31, 2016, (b) the date Lender terminates the Revolving Credit pursuant to Section 9.2(a), and (c) the date on which repayment of the Revolving Credit, or any portion thereof, becomes immediately due and payable pursuant to Section 9.2(b).’

(e)	Termination Date. A new definition is hereby added to the Definition Schedule to read as follows:

‘“Termination Date” means with respect to the Revolving Credit the Revolving Credit Termination Date, and with respect to the Term Loan the Maturity Date.’

12. Reimbursement of Lender. As consideration for Lender’s increase of the Revolving Credit and amendment of the Credit Agreement described above, and pursuant to Sections 3.4 and 10.9 of the Credit Agreement, Borrower shall (a) pay to Lender on the date hereof a commitment fee for the increase of the Revolving Credit Limit and for the extension of the Term Loan in the amount of Seventy Thousand and 00/100 Dollars ($70,000.00), and (b) reimburse, indemnify and hold Lender harmless for the reasonable fees and costs and expenses incurred by Lender for the services of legal professionals engaged by Lender in connection with the negotiation and preparation of this Agreement. With respect to any amount required to be paid or reimbursed by Borrower pursuant to the foregoing provisions of this paragraph 12, it is hereby agreed that Lender may charge any such amount to the Revolving Credit on the dates such payment is due or such reimbursement is made. Borrower acknowledges and agrees that on and after the Effective Date of this Amendment the Facility Fee shall be calculated based on the Revolving Credit Limit as amended by the terms hereof.

13. Effective Date. This Amendment shall be effective as of March 8, 2013.

14. Specificity of Provisions. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to or a waiver of any other term or condition of the Credit Agreement or any of the documents referred to therein, or (b) prejudice any right or rights which Lender may now have or may have in the future under or in connection with the Credit Agreement or any or any other Loan Document. From and after the effective date of this Amendment, whenever the Credit Agreement is referred to in the Credit Agreement or in any of the other Loan Documents, it shall be deemed to mean the Credit Agreement as modified by this Amendment.

15. Binding Effect of Loan Documents. Borrower hereby acknowledges and agrees that upon giving effect to this Amendment, the Credit Agreement, the Revolving Credit Note and each Loan Document shall continue to be binding upon such Borrower and shall continue in full force and effect.

16. No Other Events of Default. Borrower hereby represents and warrants that upon giving effect to the terms and provisions of this Amendment no default or Event of Default shall have occurred and be continuing under the terms of the Credit Agreement.

17. Choice of Law. This Amendment and the legal relations among the parties hereto shall be governed by and construed in accordance with the internal laws of the State of New York without regard to conflicts of law principles.

18. Counterparts. This Amendment may be executed by one or more the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers.

LENDER:
KELTIC FINANCIAL PARTNERS II, LP
By: Keltic Financial Services, LLC, its general partner
By:	/s/ Oleh Szcaupak

Name:	Oleh Szcaupak

Its:	Executive Vice President

Date:	March 11, 2013

BORROWER:

CASTLE BRANDS INC.

By:	/s/ Alfred J. Small

Name:	Alfred J. Small

Its:	Chief Financial Officer

Date:	March 11, 2013

CASTLE BRANDS (USA) CORP.

By:	/s/ Alfred J. Small

Name:	Alfred J. Small

Its:	Chief Financial Officer

Date:	March 11, 2013